Exhibit 10.36

K ENTER HOLDINGS INC.

SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Series A-1 Convertible Preferred Stock Purchase Agreement (the “Agreement”) is made and entered into as of 31th day of August 2023, by and among K Enter Holdings Inc, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons andentities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

Recitals

Whereas, the Company has authorized the sale and issuance of an aggregate of approximately 6,515.93 shares of its Series A-1 Preferred Stock as described in the relevant charter of the Company (the “Shares”);

Whereas, Purchasers desire to purchase a certain number of Shares on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Agreement To Sell And Purchase.

1.1 Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchaser(s) of the Shares and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Preferred Shares (the “Preferred Shares”).

1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of US$ 600 per share.

2.	Closing, Delivery And Payment.

2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at such time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”) but no later than three business days after the Company enters into a merger agreement with a U.S. listed SPAC (“Special Purpose Acquisition Company).

2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company could either deliver to each Purchaser a certificate representing the number of Shares to be purchased or present a certified shareholder list/register showing the purchaser’s ownership interest in the Company that is approved by the Company’s board of directors, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company. Company’s US bank account may also qualify to receive the subject wire transfer.

3.	Representations And Warranties Of The Company.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below.

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Prior to the Company merging with a Special Purpose Acquisition Company (the “SPAC”), it is anticipated that the Company may undergo re-domiciliation in the jurisdiction of the Cayman Islands. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), the Co-Sale Agreement in the form attached hereto as Exhibit C (the “Tag-along Agreement”), to issue and sell the Shares and the Preferred Shares, and to carry out the provisions of this Agreement, the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Subsidiaries. The company has executed multiple Stock Purchase Agreements along with other associated ancillary documents (collectively, the “SPA”) with seven corporate entities (the “Subsidiaries”) situated in the Republic of Korea, primarily engaged in the field of the entertainment industry. Pursuant to the terms of the SPA, the Company shall possess a minimum ownership interest of 51% in these subsidiaries and shall retain the authority to appoint a majority of board members to the respective boards of the Subsidiaries. The Company is not yet a participant in any joint venture, partnership, limited liability company or similar arrangement but may seek a strategic partnership agreement with other companies. Other than the seven companies that have entered into SPA with the Company, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any other corporation, partnership, limited liability company or other business entity.

3.3 Capitalization; Voting Rights.

(a) The Company’s authorized capital stock, as of immediately prior to the Closing, is composed of (i) 10,000,000 shares of Common Stock, with 100,000 shares having been issued and currently outstanding, and (ii) 1,000,000 convertible preferred stock, including 45,000 shares that have been designated as Series A Convertible Preferred Stock, of which 35,484.07 shares have been issued and are presently outstanding.

(b) In accordance with the Company’s 2023 Equity Incentive Plan (the “Plan”), (i) As of the execution of the Agreement, there are 5,721 treasury shares set aside for allocation to officers, directors, employees, consultants, advisors, and service providers of the Company in the future. The Company intends to provide equity incentives to existing officers, employees, directors or consultants, in accordance with the share quantities and conditions set forth in Exhibit D (the “Company’s shareholder list of June 29, 2023”). Other than the shares reserved for issuance according to the Company’s shareholder list of June 29, 2023 and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities

(c) All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws of the United States of America with regard to the issuance of securities; and (iii) with respect to Common Stock only, are subject to a right of first refusal in favor of the Company upon transfer.

(d) Each outstanding series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Preferred Stock. The Preferred Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Shares and the Preferred Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon Purchasers and (ii) any right of first refusal set forth in the Company’s Bylaws; provided, however, that the Shares and the Preferred Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Shares into Preferred Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(e) All convertible options vest as follows: from the time the investment is made until immediately prior to the closing of a business combination between the Company and a publicly traded special purpose acquisition company (a “SPAC”) approved by the Board of Directors. The Preferred Stock will be convertible at a conversion price per share of (USD 600). However, in the event of any subsequent capital raise involving the issuance of common stocks, preferred stocks, or any other equity-linked securities issued at a lower valuation than Series A-1 Preferred Stock, the conversion price shall be adjusted, following the issuance of any such additional capital raising, the subject conversion price shall be;

●	(i) 0.7 (30% discount) to any future capital raise either via common equity, preferred stock or any other equity-linked securities.

(f) All outstanding shares of Common Stock and Preferred Stock, and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering. However, if the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, 50% of converted common shares are to be released from lock up and (i) the remaining 50% will not be transferred, assigned, sold or released until six months after the date of the consummation of our initial business combination.

3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Preferred Shares pursuant to the related agreements has been taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws.

3.5 Financial Statements. The Company will make available to each Purchaser, as soon as practically possible (a) its [un]audited balance sheet as March 31, 2023, and unaudited statement of income and cash flows of its main subsidiaries for the 12 months ending December 31, 2022, and (b)] main subsidiaries’ audited balance sheet as December 31, 2022 (the “Statement Date”) and audited consolidated statement of income and cash flows for the 12 month period ending on December 31, 2022 (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 2022; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles].

3.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge no material contingent liabilities, [not disclosed in the Financial Statements], except current liabilities incurred in the ordinary course of business that have not been, either in any individual case or in the aggregate, materially adverse.

3.7 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company’s outstanding Common Stock, there are no agreements, understandings, or proposed transactions between the Company and any of its officers, directors, employees, affiliates, or any affiliate thereof.

(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of what is in the “budget” for going public, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(c) The Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business) individually in excess of what is contemplated in the “budget” for going public (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for current payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.9 Changes. Since inception, there has not been to the Company’s knowledge:

(a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(b) Any resignation or termination of any officer, key employee or group of employees of the Company, other than Stephen Drew who voluntarily stepped down from the BOD (Board of Directors)

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e) Any waiver by the Company of a valuable right or of a material debt owed to it;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) Any labor organization activity related to the Company;

(h) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(j) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(k) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company; or

(l) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (k) above.

3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.

3.11 Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

(d) The Company will establish and maintain appropriate procedures, in consultation with the Board, for developing software and using any “free” or “open source” software. Neither the Company, the Company’s products, nor any software or technology developed by or for the Company is subject to any obligation or condition that would require that any of the Company’s products or any other software or other technology developed by or for the Company (i) be disclosed, distributed, or made available in source code form; (ii) be licensed with the permission to create derivative works; or (iii) be redistributable at no charge.

3.12 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company.

The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Preferred Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any ofits assets or properties.

3.13 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened or any basis therefore known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.14 Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.15 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of anyofficer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

3.16 Obligations of Management. Each officer and key employee of the Company is currently devoting a reasonable amount of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company’s management is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.17 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.18 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Preferred Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.19 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.20 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Preferred Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.21 Full Disclosure. The Company has provided Purchasers with all information requested by Purchasers in connection with their decision to purchase the Shares. Neither this Agreement, the exhibits hereto nor the Related Agreements contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.22 Minute Books. The minute books of the Company made available to Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

3.23 Section 83(b) Elections. To the Company’s knowledge, all elections and notices permitted by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company’s common stock under agreements that provide for the vesting of such shares.

3.24 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

3.25 Executive Officers. To the knowledge of the Company, no executive officer or person nominated to become an executive officer of the Company (a) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (b) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

4.	Representations And Warranties Of Purchasers.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

4.2 Investment Representations. Purchaser understands that neither the Shares nor the Preferred Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Preferred Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Preferred Shares or any shares of its Common Stock until the Company completes its merger with a US listed SPAC. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available.

(b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Preferred Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Preferred Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Preferred Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

5.	Conditions To Closing.

5.1 Conditions to Purchasers’ Obligations at the Closing. Purchasers’ obligation to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Preferred Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by the Agreement and the Related Agreements except for such as may be properly obtained subsequent to the Closing.

(d) Corporate Documents. The Company shall have delivered to Purchasers copies of all corporate documents of the Company as Purchasers shall reasonably request.

(e) Reservation of Preferred Shares. The Preferred Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

(f) Compliance Certificate. The Company shall have delivered to Purchasers a board resolution, executed by the CEO of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

(g) Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Bylaws as in effect at the time of the Closing, (ii) resolutions approved by the board of directors of the Company (the “Board”) authorizing the transactions contemplated hereby and (iii) any other documents reasonably requested by the purchaser.

(h) Investor Rights Agreement. The Investor Rights Agreement substantially in the form attached hereto as Exhibit B shall have been executed and delivered by the parties thereto.

(i) Tag-Along Agreement. The Tag-Along Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

(j) Shareholder list. The most recent confirmed shareholder list (dated April 28, 2023) should be delivered to the purchaser.

(k) Drag-Along Agreement. The Drag-Along Agreement, not as part of this Agreement, is to be presented separately to all Series A-1 Convertible Preferred Investors.

(l) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers, and Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably.

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Such Purchasers on or before the Closing.

(c) Filing of Restated Charter. The Restated Charter, if necessary, shall be filed with the Secretary of State of the State of Delaware in due course after the closing.

(d) Investor Rights Agreement. The Investor Rights Agreement substantially in the form attached hereto as Exhibit B shall have been executed and delivered by Purchasers.

(e) Tag Along Agreement. The Tag-Along Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

(f) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements.

6.	Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware and shall be binding upon the parties hereto in the United States and worldwide. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Purchasers in the Company (whether based on breach of contract, tort, breach of duty or any other theory), agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Purchasers in the Company (whether based on breach of contract, tort, breach of duty or any other theory) except in such courts.

6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by Purchasers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Purchasers or any of its representatives.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators, including a parent, subsidiary, affiliate, or to a designated third party and the assignment can be made to an entity located outside the U.S. and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes, and the assignee must be an accredited investor and agree to be fully bound by the languages of this Agreement.

6.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6 Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Shares and the Preferred Shares under the Agreement may be waived, only upon the written consent of the Company and holders of a majority of the Shares purchased or agreed to be purchased pursuant to this Agreement (treated as if converted and including any Preferred Shares into which the then outstanding Shares have been converted that have not been sold to the public).

6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party’s part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Charter,

6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate.

6.9 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

6.10 Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Purchasers in the Company (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party’s costs (including, but not limited to expert witness costs) and reasonable attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein unless mutually agreed upon and consented by both the Company and the Purchaser. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

6.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares and Preferred Shares.

6.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

In Witness Whereof, the parties hereto have executed the Series A-1 Convertible Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASERS:

K Enter Holdings Inc.

By:	/s/ Lee, Young Jae	By:	/s/ Kim, Dong hwan
	Lee, Young Jae	Name:	Kim, Dong hwan
CEO

Address:	1641 International Drive Unit 208 McLean, VA 22102	Address:	703dong, 803ho, 39 Guuigangbyeon-ro 3ga-gil, Gwangjin-gu, Seoul, Republic of Korea

Signature Page to

Series A-1 Preferred Stock Purchase Agreement

Exhibit A

SCHEDULE OF PURCHASERS

Name And Address		Shares	Aggregate Purchase Price
Name:	Kim, Dong Hwan	378	$226,800
Address:	703dong, 803ho, 39 Guuigangbyeon-ro 3ga-gil, Gwangjin-gu, Seoul, Republic of Korea

Total:		378	$226,800

Conversion Price:

From the time the Company makes the investment and until De-SPAC the Preferred Stock will be convertible at a conversion price per share of [USD 600] per share. However, in the event of any subsequent capital raise involving the issuance of common stocks, preferred stocks, or any other equity-linked securities issued at a lower valuation than Series A-1 Preferred Stock, the conversion price shall be adjusted following the issuance of any such additional capital raising, the subject conversion price shall be;

●	(i) 0.7 (30% discount) to any future capital raise either via common equity preferred stock or any other equity-linked securities.

A-1

Exhibit B

Investor Rights Agreement

This Investor Rights Agreement (the “Agreement”) is made and entered into as of 31th day of August 2023, by and among K Enter Holdings Inc, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

Recitals

Whereas, the Company has authorized the sale and issuance of an aggregate of 6,515.93 shares of its Series A-1 Preferred Stock (the “Shares”);

Whereas, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Interest payment timeline: Each party hereto agrees that the dividend payment on the convertible preferred shall be 1% annually, paid also on an annual basis.

2. Preemption preference: The purchaser is to be given a right of first refusal with minimum 15 business days, in the event the company plans to raise additional capital that could cause additional dilution for the Purchaser.

3. Liquidation preference: Any and all convertible preferred shareholders will be given a priority status for distribution over common equity shareholders in the event of the company being liquidated.

4. Voting Rights: One convertible preferred shares are converted into common shares at the price agreed upon by both parties, all shareholders are given equal rights to vote for such matters as follows;

a)	Electing directors to the board

b)	Approving a merger of acquisition

c)	Approving a stock compensation plan

d)	Executive salaries and benefits

e)	Fundamental corporate structure changes, among other things.

B-1

In Witness Whereof, the parties hereto have executed the Series A-1 Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASERS:

K Enter Holdings Inc.

By:	/s/ Lee, Young Jae	By:	/s/ Kim, Dong Hwan
	Lee, Young Jae	Name:	Kim, Dong Hwan
CEO

Address:	1641 International Drive Unit 208 McLean, VA 22102	Address:	703dong, 803ho, 39 Guuigangbyeon-ro 3ga-gil, Gwangjin-gu, Seoul, Republic of Korea

B-2

Exhibit C

Tag- Along Rights Agreement

This Tag-along Rights Agreement (the “Agreement”) is made and entered into as of 31th day of August 2023, by and among K Enter Holdings Inc, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

Recitals

Whereas, the Company understands and agrees to offer “tag-along” rights to the purchaser

Whereas, Purchasers is not obligated but has an option to accept the subject tag-along rights the Company offers; and

Whereas, the Parties agreed with the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

If any founding member shareholder(s) owning together more than 20% of the Company decide to sell its shares utilizing block trade, or any other form of transactions other than public market trading during trading hours, then the purchaser has the right, but not an obligation, to participate in the relevant sale along with the lead seller with the identical terms and conditions given to the lead seller.

C-1

In Witness Whereof, the parties hereto have executed the Series A-1 Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASERS

K Enter Holdings Inc.

By:	/s/ Lee, Young Jae	By:	/s/ Kim, Dong Hwan
	Lee, Young Jae	Name:	Kim, Dong Hwan
CEO
Address:	1641 International Drive Unit 208 McLean, VA 22102	Address:	703dong, 803ho, 39 Guuigangbyeon-ro 3ga-gil, Gwangjin-gu, Seoul, Republic of Korea

C-2

Exhibit D:

Shareholder List as of April 28, 2023 & Shareholder List of June 29, 2023

D-1